Exhibit 24.1

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 4th day of March, 2004.

BUTLER MANUFACTURING COMPANY

BY	/s/ John J. Holland

John J. Holland Chairman and CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the dates indicated.

/s/ John J. Holland John J. Holland	Chairman and CEO and Director (Principal Executive Officer)	March 12, 2004

/s/ Ronald E. Rutledge Ronald E. Rutledge	President and Director	March 11, 2004

/s/ Larry C. Miller Larry C. Miller	Vice President-Finance (Principal Financial Officer)	March 10, 2004

/s/ Nanka A. Schneider Nanka A. Schneider	Controller (Principal Accounting Officer)	March 9, 2004

/s/ K. Dane Brooksher K. Dane Brooksher	Director	March 8, 2004

/s/ Gary M. Christensen Gary M. Christensen	Director	March 12, 2004

/s/ Susan F. Davis Susan F. Davis	Director	March 4, 2004

/s/ C.L. William Haw C.L. William Haw	Director	March 9, 2004

/s/ Mark A. McCollum Mark A. McCollum	Director	March 8, 2004

/s/ Gary L. Tapella Gary L. Tapella	Director	March 8, 2004

/s/ William D. Zollars William D. Zollars	Director	March 8, 2004